Exhibit 99.1

SUNCOKE ENERGY, INC. FIRST QUARTER 2012

U.S. COKE PRODUCTION INCREASED AN ESTIMATED 211 THOUSAND TONS

•	Total U.S. coke production is estimated to be 1,072 thousand tons in first quarter 2012, an estimated increase of 211 thousand tons over the 861 thousand tons produced in first quarter 2011

•	This increase reflects the successful ramp up of production to full capacity at our new Middletown, Ohio facility and improved operations at our Indiana Harbor facility

Lisle, IL (April 5, 2012) – SunCoke Energy, Inc. (NYSE: SXC) today reported preliminary first quarter 2012 U.S. coke production of 1,072 thousand tons, an estimated increase of 211 thousand tons, or 25%, versus the same period in 2011. Our total U.S. cokemaking capacity utilization was 100 percent in first quarter 2012 versus 95 percent in first quarter 2011.

The increase in estimated coke production for the quarter was primarily due to the estimated 144 thousand tons of coke produced at our new Middletown, Ohio facility, which began operations in late October 2011. Our Middletown facility has achieved 100 percent capacity utilization ahead of schedule, albeit incurring higher than normal operating expenses in the first quarter due to startup related costs.

U.S. coke production in the first quarter also benefited from improved operations at our Indiana Harbor facility, which produced an estimated 37 thousand more tons of coke in first quarter 2012 versus the same period in 2011.

Preliminary U.S. Coke Production

	First Quarter
In thousands of tons	2012*	2011
Jewell Coke	174	174
Other Domestic Coke	898	687

Total	1,072	861

*	Estimated

UPCOMING ITEMS

•

The Company tentatively plans to report first quarter 2012 financial results before market open on Tuesday, May 1, 2012, and will host an investor conference call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on that date. This conference call will be webcast live and archived for replay on www.suncoke.com in the Investor Relations section of the website. Participants can listen in by dialing 1-800-471-6718 (domestic) or 1-630-691-2735 (international) and referencing confirmation 32176866. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection. A replay of the call will be available for seven days by calling 1-888-843-7419 (domestic) or 1-630-652-3042 (international) and referencing confirmation 32176866#.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of metallurgical coke in the Americas, with about 50 years of experience supplying coke to the integrated steel industry. Our advanced, heat recovery cokemaking process produces high-quality coke for use in steelmaking, captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our cokemaking facilities are located in Virginia, Indiana, Ohio, Illinois and Vitoria, Brazil, and our coal mining operations, which have more than 114 million tons of proven and probable reserves, are located in Virginia and West Virginia. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

SunCoke Energy, Inc.

Page | 2

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Such forward-looking statements are based on management’s beliefs and assumptions and on information currently available. You should not put undue reliance on any forward-looking statements. Forward-looking statements include all statements that are not historical facts and may be identified by the use of forward looking terminology such as the words “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements involve risks, uncertainties and assumptions.

Risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in levels of production, production capacity, pricing and/or margins for metallurgical coal and coke; variation in availability, quality and supply of metallurgical coal used in the cokemaking process, including as a result of non-performance by our suppliers; effects of railroad, barge, truck and other transportation performance and costs, including any transportation disruptions; changes in the marketplace that may affect supply and demand for the Company’s metallurgical coal and/or coke products; relationships with, and other conditions affecting, customers; the deferral of contracted shipments of coal or coke by customers; severe financial hardship or bankruptcy of one of more of our major customers, or the occurrence of other events affecting our ability to collect payments from our customers; volatility and cyclical downturns in the carbon steel industry and other industries in which the Company’s customers operate; the ability to secure new coal supply agreements or to renew existing coal supply agreements; the ability to enter into new, or renew existing, long-term agreements upon favorable terms for the supply of metallurgical coke to domestic and/or foreign steel producers; the ability to acquire or develop coal reserves in an economically feasible manner; defects in title or the loss of one or more mineral leasehold interests; effects of geologic conditions, weather, natural disasters and other inherent risks beyond the Company’s control; age of, and changes in the reliability, efficiency and capacity of the various equipment and operating facilities used in the Company’s coal mining and/or cokemaking operations, and in the operations of major customers, business partners and/or suppliers; changes in the expected operating levels of the Company’s assets; ability to meet minimum volume requirements, coal-to-coke yield standards and coke quality requirements in coke sales agreements; disruptions in the quantities of coal produced by contract mine operators; ability to obtain and renew mining permits, and the availability and cost of surety bonds needed in coal mining operations; availability of skilled employees and other workplace factors; changes in the level of capital expenditures or operating expenses, including any changes in the level of environmental capital, operating or remediation expenditures; effects of adverse events relating to the operation of the Company’s facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); changes in product specifications; ability to identify acquisitions, execute them under favorable terms and integrate them into our existing businesses and have them perform at anticipated levels; ability to enter into joint ventures and other similar arrangements under favorable terms; changes in the availability and cost of equity and debt financing; the amount of, and ability to service, outstanding indebtedness and to comply with the restrictions imposed by financing arrangements; impact on our liquidity and ability to raise capital as a result of changes in the credit ratings assigned to our indebtedness; changes in credit terms required by suppliers; changes in insurance markets impacting costs and the level and types of coverage available, and the financial ability of insurers to meet their obligations; changes in accounting rules

SunCoke Energy, Inc.

Page | 3

and/or tax laws or their interpretations, including the method of accounting for inventories, leases and/or pensions; changes in financial markets impacting pension expense and funding requirements; risks related to labor relations and workplace safety; nonperformance or force majeure by, or disputes with or changes in contract terms with, major customers, suppliers, dealers, distributors or other business partners; changes in, or new, statutes, regulations, governmental policies and taxes, or their interpretations; the accuracy of estimates of reclamation and other mine closure obligations; the existence of hazardous substances or other environmental contamination on property owned or used by the Company; the availability of future permits authorizing the disposition of certain mining waste; claims of noncompliance with any statutory and regulatory requirements; changes in the status of, or initiation of new litigation, arbitration, or other proceedings to which the Company is a party or liability resulting from such litigation, arbitration, or other proceedings; effects resulting from our separation from Sunoco, Inc.; and the Company’s incremental costs as a stand-alone public company. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke Energy has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke Energy. For more information concerning these factors, see SunCoke Energy’s Securities and Exchange Commission filings. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. SunCoke Energy undertakes no obligation to update publicly any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events or otherwise.

###